Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Oranco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stocks, par value $0.001(2)	Rule 457(o)			$17,250,000		0.0001102	$1,900.95
	Equity	Representative’s Warrants	457(g)				(3)
	Equity	Common stocks underlying Representative’s Warrants	457(g)			$948,750	(4)	0.0001102	$104.56
	Total Offering Amounts								$18,198,750
	Total Fees Previously Paid								1,653.00
	Total Fee Offsets								0
	Net Fee Due								$352.50

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of stocks at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes the offering price attributable to additional stocks that the underwriter has the option to purchase to cover over-allotments, if any.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional common stocks that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Because the Common Stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(4)	The Registrant will issue to the Representative warrants to purchase a number of common stocks equal to an aggregate of five and five tenths percent (5.5%) of the common stocks (the “Representative’s Warrant”) sold in the offering. The exercise price of the Representative’s Warrants is equal to 120% of the offering price of the common stocks offered hereby. The Representative’s Warrants are exercisable commencing six (6) months from the closing date of the offering at any time and for a term of five (5) years.